                                                                    EXHIBIT 10A



                             DATED 25TH APRIL, 1997






                                CREDIT AGREEMENT




                                    BETWEEN





                      NYNEX CABLECOMMS OLDHAM AND TAMESIDE

                                  as Borrower



                                      and



                      CABLE & WIRELESS COMMUNICATIONS PLC
                                   as Lender

















                                 ALLEN & OVERY

                                     London

                                     INDEX


CLAUSE                                                  PAGE

1.        Interpretation..............................    1
2.        The Facility................................    3
3.        Purpose.....................................    3
4.        Conditions Precedent........................    3
5.        Utilisation of the Facility.................    3
6.        Interest on Advances........................    4
7.        Interest Periods............................    4
8.        Repayment...................................    4
9.        Prepayment..................................    4
10.       Taxes.......................................    4
11.       Mitigation..................................    5
12.       Representations.............................    5
13.       Events of Default...........................    6
14.       Default Interest............................    6
15.       Payments....................................    7
16.       Costs and Expenses..........................    7
17.       Assignments and Transfers...................    8
18.       Calculations................................    8
19.       Remedies, Waivers and Amendments............    8
20.       Partial Invalidity..........................    8
21.       Increased Costs.............................    8
22.       Notices.....................................    9
23.       Counterparts................................    9
24.       Law.........................................    9


SCHEDULES
1.        Condition Precedent Documents...............   11
2.        Notice of Drawdown..........................   12

SIGNATORIES...........................................   13

THIS AGREEMENT is made the 25th day of April, 1997 BETWEEN:


(1)   NYNEX CABLECOMMS OLDHAM AND TAMESIDE (the "BORROWER"); and


(2)   CABLE & WIRELESS COMMUNICATIONS PLC (the "LENDER").

NOW IT IS HEREBY AGREED as follows:

1.    INTERPRETATION

1.1.  In this Agreement:

      "ADVANCE" means an Advance made or to be made by the Lender under this Agreement or, as the case may be, the outstanding principal amount of such advance.

      "AVAILABLE FACILITY" means at any time the Facility Amount at such time adjusted, in the case of a proposed Drawdown only, so as to:

      (a) be decreased by the amount of any Advances which, pursuant to any other Drawdown, the Lender is then obliged to make on or before the proposed Drawdown Date relating to such proposed Drawdown; and

      (b) be increased by the amount of any Advances which were made by the Lender pursuant hereto and which are due to be prepaid on or before the proposed Drawdown Date relating to such Drawdown.


      "COMMITMENT TERMINATION DATE" means 25th March, 1998.


      "CWC FACILITY AGREEMENT" means the facility agreement dated 19th March, 1997 between the Lender and the financial institutions named therein.

      "DRAWDOWN" means a drawdown under this Agreement.

      "DRAWDOWN DATE" means the date of a Drawdown, being the date on which an Advance in respect thereof is to be made.

      "EVENT OF DEFAULT" means any of those events specified in Clause 13.

      "FACILITY AMOUNT" has the meaning given to it in Clause 2.

      "GROUP" means the Borrower and its subsidiaries.

      "INTEREST PERIOD" means, save as otherwise provided herein, any of those periods mentioned in Clause 7.

      "INTEREST RATE" means, in relation to any Advance, the amount determined by the Lender to be the interest rate then applying to advances under the CWC Facility Agreement.

      "LOAN" means the aggregate principal amount for the time being outstanding hereunder.

      "NOTICE OF DRAWDOWN" means a notice substantially in the form set out in
      Schedule 2.


      "REPAYMENT DATE" means 25th March, 1998.


      "REQUESTED AMOUNT" means, in relation to any Notice of Drawdown, the amount of the Advance therein requested.


      "ROLLOVER DATES" means each of 30th June, 30th September and 31st December falling after the first Drawdown Date provided that where such date would not be a business day the relevant Rollover Date shall be the business day immediately preceding such date.


1.2   Any reference in this Agreement to:

      a "BUSINESS DAY" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London;

      a "CLAUSE" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

      a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day PROVIDED THAT, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "MONTHS" shall be construed accordingly);

      a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

      a "SCHEDULE" shall, subject to any contrary indication, be construed as a reference to a schedule hereto;

      "TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature;

      "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

      the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3 "L." and "STERLING" denote lawful currency of Great Britain and Northern Ireland.

1.4   Save where the contrary is indicated, any reference in this Agreement to:

      (a) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or from time to time be, amended, varied, novated or supplemented;

      (b) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

      (c) a time of day shall be construed as a reference to London time.

1.5   Clause and Schedule headings are for ease of reference only.

2.    THE FACILITY

      The Lender grants to the Borrower, upon the terms and subject to the conditions hereof a sterling credit facility in an amount not to exceed, at any time, L.34,400,000 or such higher amount designated in writing by the Lender to the Borrower (the "FACILITY AMOUNT").

3.    PURPOSE

      The facility is intended to be used to fund the capital expenditure and general working capital requirements of the Borrower and to refinance existing indebtedness of the Borrower and, accordingly, the Borrower shall apply all amounts raised by it hereunder in making such payments.


4.    CONDITIONS PRECEDENT

      The Borrower may not deliver any Notice of Drawdown hereunder unless the Lender has confirmed to the Borrower that all documents listed in
      Schedule 1 have been received and that each is, in form of substance, satisfactory to the Lender.

5.    UTILISATION OF THE FACILITY

5.1 Save as otherwise provided herein, an Advance will be made by the Lender to the Borrower if:


      (a) not more than 10 nor less than one business day before the proposed date for the making of such Advance, the Lender has received from the Borrower a Notice of Drawdown therefor (or such other notice acceptable to the Lender), receipt of which shall oblige the Borrower to borrow the amount therein requested on the date therein stated upon the terms and subject to the conditions contained herein;

      (b) the proposed date for the making of such Advance is a business day falling before the Commitment Termination Date;

      (c) the Requested Amount complies with the conditions set out in Condition 5.2;

      (d)  (i)  no Event of Default has occurred and is continuing; and

            (ii) the representations set out in Clause 12 are true
                 in all material respects on and as of the proposed date for the making of such Advance.


5.2 The Requested Amount to be specified in a Notice of Drawdown delivered pursuant to Clause 5.1 shall be in an amount of up to but not exceeding the Available Facility in relation to such Drawdown and if less shall be in a minimum amount of L.100,000.


6.   INTEREST ON ADVANCES


6.1 On the last day of the Interest Period relating to each Advance the Borrower shall, subject to Clause 6.2, pay accrued interest on the Advance (the "ACCRUED INTEREST") at a rate equal to the Interest Rate (or, provided no Event of Default has occurred and is continuing, such lesser rate as the Lender may, in its absolute discretion, specify from time to time).


6.2 The Borrower may, with the Lender's consent elect by notice in writing to defer payment of all or part of the Accrued Interest in respect of an Advance. Any Accrued Interest so deferred will itself bear interest as if it were a separate Advance. Any Accrued Interest not so deferred shall be paid in accordance with Clause 6.1. The Borrower may not defer the payment of Accrued Interest beyond the Repayment Date.

7.   INTEREST PERIODS

7.1 Interest shall be calculated on each Advance in respect of the period from the date of the relevant Drawdown to the Repayment Date by reference to successive Interest Periods. Each Interest Period shall begin on one Rollover Date (or, in the case of the first Interest Period, the date of the first Drawdown) and end on the next and shall apply to all Advances made or outstanding on the first day of that Interest Period, except that the first Interest Period relating to any Advance which is not made on a Rollover Date shall begin on the Drawdown Date of that Advance and end on the next Rollover Date.

7.2 Any Interest Period which would otherwise extend beyond the Repayment Date shall be of such duration that it shall end on the Repayment Date.

8.   REPAYMENT

     The Borrower shall repay all the Advances and all other sums outstanding under this Agreement on the Repayment Date.


9.   PREPAYMENT

     The Borrower may at any time by giving to the Lender not less than five days' prior notice to that effect, prepay the whole or part (being an amount or integral multiple of L.500,000) of an Advance or Accrued Interest, the payment of which has been deferred pursuant to Clause 6.2. Any amount of an Advance prepaid may, subject to the terms and conditions of this Agreement, be redrawn.

10.  TAXES

     All payments to be made by the Borrower to the Lender hereunder shall be made free and clear of and without deduction for or on account of tax unless the Borrower is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by the

      Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the Lender receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

11.   MITIGATION

      If circumstances arise which would, or would upon the giving of notice, result in an increase in the amount of any payment to be made to the Lender or for its account pursuant to Clause 10 then, without in any way limiting, reducing or otherwise qualifying the rights of the Lender or the obligations of the Borrower under Clause 10 the Lender shall promptly upon becoming aware of the same (and to the extent that it can do so without prejudice to its own position) take reasonable steps to mitigate the effects of such circumstances.

12.   REPRESENTATIONS

12.1  The Borrower represents that:

      (a) It is a company duly organised under the laws of England and Wales with power to enter into this Agreement and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorise its execution of this Agreement to which it is a party and its performance of its obligations hereunder has been duly taken;

      (b) all acts, conditions and things required to be done, fulfilled and performed in order:

            (i) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement;

            (ii) to ensure that the obligations expressed to be assumed by it in this Agreement are legal, valid and binding; and

            (iii) to make this Agreement admissible in evidence in
                  England and Wales have been done, fulfilled and performed;

      (c) under the laws of England and Wales in force at the date hereof, it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in England and Wales or that any stamp, registration or similar tax be paid on or in relation to this Agreement; and

      (d) the obligations expressed to be assumed by it in this Agreement are legal and valid obligations binding on it in accordance with the terms thereof.

12.2 The representations contained in Clause 12.1 shall be deemed to be repeated on each date on which an Advance is made hereunder by reference to the facts and circumstances then existing.

13.   EVENTS OF DEFAULT

      If:

      (a) the Borrower fails to pay within five business days any sum due from it under this Agreement at the time, in the currency and in the manner specified herein; or

      (b) any representation or statement made by the Borrower is or proves to have been incorrect or misleading in any material respect when made,

      (c) an encumbrancer takes possession of, or a trustee or administrative or other receiver or similar officer is appointed in respect of, all or any part of the business or assets of the Borrower, or distress or any form of execution is levied or enforced upon or sued out against any such assets and is not discharged within fourteen (14) days of being levied, enforced or sued out, or any Security Interest which may for the time being affect any of its assets is enforced and the amount claimed is in excess of L.5,000,000;

      (d)  the Borrower is unable to pay its debts within the meaning of
           Section 123 of the Insolvency Act 1986 or becomes unable to pay its debts as they fall due or suspends or threatens to suspend making payments (whether of principal or interest) with respect to all or any class of its debts;

      (e) the Borrower convenes a meeting of its creditors generally by reason of financial difficulties or proposes or makes any arrangement or composition with, or any assignment for the benefit of, its creditors;


      (f) a petition is presented (other than any petition which is frivolous or vexatious) or a meeting is convened for the purpose of considering a resolution or other steps are taken for making an administration order against or for the winding up of the Borrower or an administration order or a winding up order is made against the Borrower;

      (g) anything analogous to any of the events specified in paragraphs (c), (d), (e) or (f) occurs under the laws of any applicable jurisdiction; or

      (h)  any of the events mentioned in Clause 14.1 of the CWC
           Facility Agreement occurs.


      then, and in any such case and at any time thereafter, the Lender may by written notice to the Borrower declare the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder) and the Lender shall be under no further obligation to make any Advance hereunder.

14.   DEFAULT INTEREST

14.1 If any sum due and payable by the Borrower hereunder is not paid on the due date therefor in accordance with the provisions of Clause 15 or if any sum due and payable by the Borrower under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of the Borrower to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "UNPAID SUM") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall be selected by the Lender.

14.2 During each such period relating thereto as is mentioned in Clause 14.1 an unpaid sum shall bear interest at the rate of interest specified in Clause 6.1 plus one per cent. per annum.

14.3 Any interest which shall have accrued under Clause 14.1 in respect of an unpaid sum shall be due and payable and shall be paid by the Borrower at the end of the period by reference to which it is calculated or on such other date or dates as the Lender may specify by written notice to the Borrower.

15.  PAYMENTS

15.1 On each date on which this Agreement requires an amount to be paid by the Borrower or the Lender hereunder, the Borrower or, as the case may be, the Lender shall make the same available to the Lender, or as the case may be, the Borrower by payment in sterling and in same day funds (or in such other funds as may for the time being be customary in London for the settlement in London of international banking transactions in sterling) to the accounts nominated by the Lender or, as the case may be, the account nominated by the Borrower (or such other account or bank as the Lender or, as the case may be, the Borrower may have specified for this purpose).

15.2 All payments required to be made by the Borrower hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

16.  COSTS AND EXPENSES

16.1 The Borrower shall on demand of the Lender, reimburse the Lender for all costs and expenses (including reasonable legal fees) together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of this Agreement and any amendments thereto and the completion of the transactions therein contemplated.

16.2 The Borrower shall, from time to time on demand of the Lender, reimburse the Lender for all costs and expenses (including reasonable legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Lender under this Agreement.

16.3 The Borrower shall pay all stamp, registration and other taxes to which the Lender or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Lender, indemnify the Lender against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

16.4 The Borrower shall fully indemnify the Lender from and against any expense, loss, damage or liability which it may incur as a consequence of the occurrence of any Event of Default or of any prepayment under this Agreement or otherwise in connection with this Agreement. Without prejudice to its generality, the foregoing indemnity shall extend to any interest, fees or other sums whatsoever paid or payable on account of any funds borrowed in order to carry any unpaid amount and to any loss (excluding loss of profit), premium or expense which may be incurred in liquidating or employing deposits from third parties acquired to make, maintain or fund the outstanding Advances (or any part of them) or any other amount due or to become due under this Agreement.

17.   ASSIGNMENTS AND TRANSFERS

      The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder without the consent in writing of the Lender. The Lender may assign or transfer all or any of its rights, benefits and obligations hereunder without the consent of the Borrower.

18.   CALCULATIONS

      Interest shall accrue from day to day and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

19.   REMEDIES, WAIVERS AND AMENDMENTS

19.1 No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

19.2 The Lender and the Borrower may from time to time enter into amendments, supplements or modifications hereto provided that such amendments, supplements or modifications are in writing.

20.   PARTIAL INVALIDITY

      If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

21.   INCREASED COSTS

      Where the Lender determines that:

      (a) the introduction or variation of any law or any change in the interpretation or application of any law; or

      (b) compliance with any new regulation (whether or not having the force of law) from any central bank or other fiscal, monetary or other authority or agency,

      would:

      (i) increase the cost, whether by sustaining a loss or otherwise, to it of making or maintaining or funding the Advances; or

      (ii) reduce the amount of any sum received or receivable by it in respect of the Advances; or

      (iii) oblige it (or its holding company) to make any payment or suffer any cost or loss (except in respect of tax on overall net income) or forego any interest or other return on, or calculated by reference to, the amount of any sum received or receivable by it from the Borrower under this Agreement; or

      (iv) reduce the effective return to it under this Agreement on its overall capital as a result of its entry into and/or compliance with this Agreement,

      then:

      (a) the Lender shall notify the Borrower of such event promptly upon its becoming aware of such event;

      (b) the Borrower shall on demand pay to the Lender such amounts as the Lender from time to time and at any time (including after a prepayment of the Advances) notifies to be necessary to compensate it for such increased cost, reduction, payment or foregone interest or return.

21.2 The Borrower shall not be obliged to make a payment to the Lender in compensation for an increased cost, reduction, payment or foregone interest or return as referred to in clause 21.1 where such increased cost, reduction, payment or foregone interest or return is:

      (a) one in respect of which the Lender is entitled to be compensated for under any other provision of this Agreement; or

      (b) attributable to any change in the rate of Tax on the overall net income of the Lender in whatever jurisdiction.

22.   NOTICES

22.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by fax or letter.

22.2 Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by 15 days' written notice to the other specified another address) be made or delivered to that other person at the address identified with its signature below and shall be deemed to have been made or delivered when despatched or transmitted (in the case of any communication made by fax) or (in the case of any communication made by letter) when left at that address or (as the case may be) 10 days after being deposited in the post, postage prepaid in an envelope addressed to it at that address.

23.   COUNTERPARTS

      This Agreement may be executed in counterparts.

24.   LAW

      This Agreement shall be governed by, and shall be construed in accordance with, English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                         CONDITION PRECEDENT DOCUMENTS


A copy, certified a true copy by a duly authorised officer of the Borrower, of a Board Resolution of the Borrower approving the execution, delivery and performance of this Agreement and the terms and conditions thereof and authorising a named person or persons to sign this Agreement and any documents to be delivered by the Borrower pursuant hereto.

                                   SCHEDULE 2

                               NOTICE OF DRAWDOWN



From:     Nynex CableComms Oldham and Tameside

To:       Cable & Wireless Communications Plc

Copy to:  HSBC Investment Bank Plc*


                                                         Dated:

Dear Sirs

1.   We refer to the agreement (as from time to time amended, varied, novated
     or supplemented, the "AGREEMENT") dated [            ] and made between
     ourselves as Borrower and yourselves as Lender. Terms defined in the Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Agreement and upon the terms and subject to the conditions contained therein, an Advance should be made to us as follows:

     (a)  [Requested Amount]:

     (b)  [Drawdown Date]:

3. We confirm that, at the date hereof, the representations set out in Clause 12.1 of this Agreement are true in all material respects and no Event of Default has occurred and is continuing.

4. The proceeds of this drawdown should be credited directly to [Bank] [insert account details] in repayment of funds outstanding under the [name of credit agreement].*/The proceeds of this drawdown should be credited to [insert account details].



Yours faithfully



 ....................................

for and on behalf of
Nynex CableComms Oldham and Tameside








-------------

* (only insert where drawdown is to be applied in refinancing existing loan)

                                  SIGNATORIES


THE BORROWER


NYNEX CABLECOMMS OLDHAM AND TAMESIDE



By: /s/ Paul Repp



Address:




Fax:

Attention:    Treasurer/Company Secretary








THE LENDER

CABLE & WIRELESS COMMUNICATIONS PLC


By: /s/ Jackie Giles


Address:




Fax:

Attention:    Treasurer/Company Secretary